SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 3, 2007, Varistar Corporation (“Varistar”), a wholly-owned subsidiary of Otter Tail Corporation, entered into an amendment, dated as of November 30, 2007 (the “First Amendment to Credit Agreement”), to the Credit Agreement, dated as of October 2, 2007, among Varistar, the Banks named therein (the “Banks”), U.S. Bank National Association, a national banking association, as agent for the Banks (the “Agent”) and as Lead Arranger, and Bank of America, N.A., Keybank National Association, and Wells Fargo Bank, National Association, as Co-Documentation Agents (the “Credit Agreement”). The First Amendment to Credit Agreement is among Varistar, the Agent, and the Banks, and amends the Credit Agreement by (i) removing a negative covenant formerly appearing in Section 9.5(a) of the Credit Agreement, relating to the entry by Varistar and its subsidiaries into agreements prohibiting certain liens, and (ii) modifying a covenant appearing in Section 9.8 of the Credit Agreement to be consistent with the provisions of Section 9.10 of the Credit Agreement, which permit certain guaranties by Varistar and its subsidiaries. The Credit Agreement is an unsecured revolving credit facility that Varistar can draw on to support its operations. The Credit Agreement is described in and filed as an exhibit to, the Company’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2007.
The summary in this Item 1.01 of the material terms of the First Amendment to Credit Agreement is qualified in its entirety by reference to the full text of the First Amendment to Credit Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
U.S. Bank is also a party to the Credit Agreement dated September 1, 2006 with Otter Tail Corporation, dba Otter Tail Power Company, as amended, which creates an unsecured revolving credit facility that Otter Tail Corporation, dba Otter Tail Power Company can draw on to support its electric operations.
Item 9.01 Financial Statement and Exhibits
      (d) Exhibits
4.1	First Amendment to Credit Agreement, dated as of November 30, 2007, among Varistar Corporation, the Banks named therein, and U.S. Bank National Association, a national banking association, as agent for the Banks

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION
Date: December 7, 2007	By /s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.1	First Amendment to Credit Agreement, dated as of November 30, 2007, among Varistar Corporation, the Banks named therein, and U.S. Bank National Association, a national banking association, as agent for the Banks